Execution Document

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            GLOBALOPTIONS GROUP, INC.

                                       AND

                               SECURE SOURCE, INC.

                               MARIAN E. NICASTRO

                                DAVID W. NICASTRO

                            DATED AS OF MAY 15, 2006

Execution Document

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT"),  is made as of May 15,
2006, by and among  GLOBALOPTIONS  GROUP, INC., a Nevada corporation  ("BUYER"),
SECURE  SOURCE,  INC., a Delaware  corporation  ("SELLER"),  Marian E.  Nicastro
("Stockholder" or "M.  Nicastro"),  and David W. Nicastro  ("Stockholder" or "D.
Nicastro") M. Nicastro and D.  Nicastro are herein  collectively  referred to as the "Stockholders". M. Nicastro, D. Nicastro, and Seller are herein collectively referred to as "Sellers".

 RECITALS

         Seller desire to sell,  and Buyer  desires to purchase,  the Assets (as defined  below) of Seller  for the  consideration  and on the terms set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                      SALE AND TRANSFER OF ASSETS; CLOSING

         SECTION  1.1  ASSETS  TO BE SOLD.  Upon the terms  and  subject  to the conditions  set forth in this  Agreement,  at the Closing (as defined in Section
1.6 below), Sellers shall sell, convey,  assign,  transfer and deliver to Buyer, and Buyer shall purchase and acquire from Sellers, free and clear of any charge, claim, equitable interest,  lien, option, pledge,  security interest,  mortgage, encroachment,  or  restriction  of any kind (an  "ENCUMBRANCE"),  other than any
Encumbrance  identified  on  ANNEX  A  as  acceptable  to  Buyer  (a  "PERMITTED
ENCUMBRANCE"),  all of Seller's  property and assets,  real,  personal or mixed, tangible  and  intangible,  of every  kind and  description,  wherever  located,
belonging  to  Seller  and  used  in  the  conduct  of  the   Seller's   private
investigations and consulting business (the "BUSINESS"), including the following
(but excluding the Excluded Assets):

                  (a) the leasehold interest in all real property leased or used by Seller described in SCHEDULE 2.6 (the "REAL PROPERTY");

                  (b)  all  equipment,  furniture,  office  equipment,  computer hardware,  supplies,  materials,  vehicles, and other items of tangible personal property  (other  than  inventory)  of every  kind  owned or  leased  by  Seller described in SCHEDULE 2.7(b) (the "TANGIBLE PERSONAL PROPERTY");

                  (c) oral or written  contracts  or  agreement  (i) under which
Seller has or may acquire any rights or benefits, (ii) under which Seller has or may become subject to any  obligation or liability,  or (iii) by which Seller or any of the Assets is or may become bound , that are listed on SCHEDULE 2.14 (any such contract or agreement, a "SELLER CONTRACT");

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                  (d) all  Governmental  Authorizations  (as  defined in SECTION
2.11(b)) and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer;

                  (e) all data and records  related to the operations of Seller, and copies of all records referenced in SECTION 1.2(e) below;

                  (f) all of the  intangible  rights  and  property  of  Seller, including the Intellectual  Property Assets (as defined in SECTION 2.16) and the
Proprietary Assets (as defined in SECTION 2.16), going concern value,  goodwill, telephone,  telecopy and e-mail addresses,  websites, domain names, and listings including the name "Secure Sources, Inc.," and any abbreviations thereof;

                  (g)  all  insurance  rights  and  proceeds,  arising  from  or relating to the Assets prior to the Closing Date;

                  (h) all claims of Seller against third parties relating to the
Assets;

                  (i) all rights of Seller  relating  to  deposits  and  prepaid expenses,  claims for refunds and rights to offset in respect  thereof which are not excluded under SECTION 1.3(f);

                  and (j)  all  other  properties  and  assets  of  every  kind,
character  and   description,   tangible  or  intangible,   of  every  kind  and
description,  owned by Seller,  whether or not similar to the items specifically set forth above.

All of the property and assets to be transferred to Buyer hereunder are referred to collectively as the "Assets".  Notwithstanding the foregoing, the transfer of the Assets  pursuant to this  Agreement  will not include the  assumption of any liability or obligation in respect  thereof unless the Buyer  expressly  assumes such liability or obligation pursuant to SECTION 1.4(a).

         SECTION 1.2 EXCLUDED ASSETS.  Notwithstanding  anything to the contrary contained in Section 1.1 or elsewhere in this  Agreement,  the  following  items
(collectively,  the  "EXCLUDED  ASSETS")  are not part of the sale and  purchase contemplated  hereunder,  are  excluded  from the  Assets,  and will  remain the property of Seller after the Closing:

                  (a) the minute book of Sellerand  the records and company seal of Seller;

                  (b) the Stockholders' interest of Seller;

                  (c)  all  of  Seller's  life  insurance  policies  and  rights thereunder (except to the extent specified in Sections 1.1(h) and (i));

                  (d) all  personnel  records and other  records  that Seller is required by law to retain in its possession;

                  (e) all  claims  for  refund of taxes  and other  governmental charges of whatever nature;

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                  (f) all rights in  connection  with and assets of any Employee
Benefit Plans (as defined in Section 2.10 below);

                  (g) all rights of Seller in connection  with the  transactions contemplated hereby;

                  (h) all cash  and  cash  equivalents  and all  securities  and short-term investments;

                  (i) all accounts receivable of Seller; and

                  (j) the property and assets  expressly  designated in SCHEDULE
2.7(a).

         SECTION  1.3  PURCHASE  PRICE.  The  consideration  for the Assets (the
"PURCHASE  PRICE")  will be Three  Million Two Hundred  and Fifty  Thousand  and
No/100 Dollars  ($3,250,000)  wherein the Purchase Price shall include: (i) cash in the amount of Two Million  Seven  Hundred and Fifty  Thousand and  No/Dollars
($2,750,000)  ("Cash  Portion");  and (ii)  Buyer's  stock in the amount of Five
Hundred Thousand and No/100 Dollars ($500,000) ("Stock Portion").

In accordance with SECTION 1.7(b),  at the Closing,  the Purchase Price shall be delivered by Buyer to Seller,  as follows:  (A) a promissory  note providing for the payment of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000)
, adjusted by an amount equal to any unbilled  retainers  received by the Seller prior to the Closing (the "Adjusted Purchase Price") and an amount equal to Five
Hundred  Thousand  and No/100  Dollars  ($500,000)  of the Stock  Portion of the
Purchase Price all payable sixty (60) days from the date of Closing (in the form of  Exhibit  1.3 (a),  the  "Secured  Promissory  Note")  secured  by a  standby irrevocable letter of credit by Buyer's bank in the amount of the portion of the
Secured  Promissory  Note  payable in cash (in the form of Exhibit 1.3 (b),  the
"Irrevocable  Letter of Credit");  (B) Five Hundred  Thousand and No/100 Dollars
($500,000) promissory note (in the form of Exhibit 1.3 (c), the "Promissory Note
1"); (C) A promissory  note  providing for the payment of an amount equal to Two
Hundred and Fifty Thousand and No/100 Dollars  ($250,000) of the Cash Portion of
the Purchase price to the Seller one year from the date of the Closing Date, and the same amount each year thereafter for the remaining two years (in the form of
Exhibit 1.3 (d), the  "Promissory  Note 2"). The Promissory  Notes 1 and 2 shall provide if the  Employment of D. Nicastro is terminated  for cause (as that term is  defined in the  Employment  Agreement)  and/or D.  Nicastro  terminates  the
Employment prior to the term of said Employment  Agreement,  all payments due by the Buyer to the Seller under the  Promissory  Notes shall  terminate as of said date of termination.  The Stock Portion shall be paid in shares of common stock, which  number of shares  shall be equal to the number of shares  resulting  from
$500,000  divided  by the 30-day  average  of the per share  price for shares of
Stock being  traded on the Over the Counter  Bulletin  Board for the thirty (30)
days immediately preceding the Closing Date.

         SECTION 1.4       LIABILITIES.

                  (a) At the  Closing  Buyer  shall not  assume  and or agree to discharge any liabilities and obligations of Seller.

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                  (b) All liabilities and obligations of Seller arising prior to the Closing  Date are  referred  to as the  "RETAINED  LIABILITIES".  All of the
Retained  Liabilities  will  remain  the  sole  responsibility  of and  will  be retained, paid, performed and discharged solely by Seller.

         SECTION 1.5  ALLOCATION.  The  Purchase  Price will be allocated as set forth in EXHIBIT 1.5. After the Closing,  the parties shall make  consistent use of the  allocation  specified in EXHIBIT 1.5 for all tax purposes and in any tax returns filed with the Internal  Revenue Service in respect  thereof,  including
IRS Form 8594.

         SECTION 1.6 CLOSING. The consummation of the purchase and sale provided for in this Agreement (the  "CLOSING") will take place at the offices of Buyer's offices at New York City, at 10:00 a.m.  (local time) on a date mutually  agreed to by the  parties  but not later  than  April 30,  2006 (the  "CLOSING  DATE"), provided however, the Closing Date shall be automatically extended to permit the
Seller sufficient time to provide the audited financial statements required in a form in compliance with Section 2.4 of this Agreement.  Such extension shall not be for a period greater than sixty (60) days.

         SECTION 1.7 CLOSING OBLIGATIONS.

                  (a) At the Closing,  Seller and Stockholders,  as the case may be, shall deliver to Buyer:

                           (i) a bill of sale for all of the Assets in a form to
be agreed upon (the "BILL OF SALE"), executed by Seller;

                           (ii) an  assignment  of all of the  Assets  which are
intangible personal property in the form of EXHIBIT 1.7(a)(II), which assignment will also contain Buyer's  undertaking and assumption of the Assumed Liabilities
(the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), executed by Seller;

                           (iii) with respect to each  interest in real property
leased by Seller  as set forth in  SCHEDULE  2.6(b)  below,  an  Assignment  and
Assumption  of Lease in the form of EXHIBIT  1.7(a)(III)  (the  "ASSIGNMENT  AND
ASSUMPTION OF LEASE"), executed by Seller and the applicable lessor;

                           (iv) copies of any other consent (excluding  consents
relating  to the  Non-Material  Contracts  (as  defined in SECTION  1.8  below))
required to be obtained in  connection  with the  execution and delivery of this
Agreement  and the  consummation  of the  transactions  contemplated  hereby  as disclosed on SCHEDULE 2.2(c);

                           (v) the employment  agreements in the form of Exhibit
1.7(a)(v),   executed  by  M.  Nicastro  and  D.   Nicastro   (the   "EMPLOYMENT
AGREEMENTS");

                           (vi)      noncompetition,      nondisclosure      and
nonsolicitation agreements in the form of EXHIBIT 1.7(a)(vi), executed by the M.
Nicastro, D. Nicastro, and the employees listed on SCHEDULE 1.7. (a)(vi);

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                           (vii)  evidence of all  necessary  action having been
taken  by  Seller  and  its  Stockholders  to  approve  this  Agreement  and the consummation  of the  transactions  contemplated  hereby  and the change of name contemplated  by SECTION 4.5 and certifying to the incumbency of the officers of
Seller  executing  this  Agreement  and  any  other  document  relating  to  the transactions  contemplated hereby and accompanied by the requisite documents for amending the  Certificate  of  Incorporation  of Seller  required to effect such change of name in form sufficient for filing with the State of Texas;

                           (viii) an opinion of counsel of the Seller, dated the
Closing Date, in a form customary for a similar transactions;

                           (ix)  the   certificate  of   organization   and  all
amendments  thereto  of  Seller,  duly  certified  as of a  recent  date  by the
Secretary of State of Texas;

                           (x)  certificates  as to the good  standing of Seller
and payment of all applicable state taxes by Seller, executed by the appropriate officials of the jurisdiction of Seller's incorporation and each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation as specified in SCHEDULE 2.1; and

                           (xi) such other  deeds,  bills of sale,  assignments,
certificates  of  title,   documents  and  other  instruments  of  transfer  and
conveyance as may  reasonably be requested by Buyer,  each in form and substance satisfactory  to Buyer and its counsel and executed by Seller for the purpose of facilitating the  consummation or performance of the  transactions  contemplated hereby.

                           (xii)  Subordination  agreement by and between Seller
and the  lending  institution  of the  Buyer in a form as set  forth in  EXHIBIT
1.7(a) (xii).

                  (b) At the Closing, Buyer shall deliver to Seller:

                           (i) the Irrevocable Letter of Credit in the amount of
One  Million  Five  Hundred  Thousand  and No/100  Dollars  ($1,500,000)  or the
Adjusted Purchase Price;

                           (ii)  the  Assignment   and   Assumption   Agreement,
executed by Buyer;

                           (iii) Secured Promissory Note,  Promissory Note I and
Promissory Note 2 executed by Buyer;

                           (iv) the Employment Agreements, executed by Buyer;

                           (v) the Noncompetition Agreements, executed by Buyer;

                           (vi)   certificate   of  the   Secretary   of   Buyer
certifying,  as complete and accurate as of the Closing,  attached copies of the bylaws of Buyer and  certifying  and  attaching  all  requisite  resolutions  or actions of Buyer's  board of directors  approving  the execution and delivery of this Agreement and the consummation of the transactions  contemplated hereby and

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certifying to the  incumbency of the officers of Buyer  executing this Agreement and any other document relating to the transactions contemplated hereby; and

                           (vii) a stock  option plan for the  employees  of the
Seller to be available to said  employees  subsequent to the Closing  Date,  and said  option  plan  will  contain  in part:  (x) stock  options  at the value of
$250,000 as of the Closing Date; (y) with a vesting schedule of three years; and
(z)  distribution  list of said stock options to employees  determined by the D.
Nicastro.

                           (viii) a stock  option  plan for D.  Nicastro  and M.
Nicastro to be available to said  employees  subsequent to the Closing Date, and said option plan will contain in part: (x) stock option at the value of $500,000 as of the Closing Date; and (y) with a vesting schedule of four years.

                           (ix) an opinion  of  counsel of the Buyer,  dated the
Closing Date, in a form customary for a similar transactions;

         SECTION  1.8  CONSENTS.  Buyer may waive the  requirement  that  Seller obtain consents to assignment with respect to the Seller Contracts  disclosed on
SCHEDULE  2.2(c),  but not identified on said schedule as a "Material  Contract.
All Seller  Contracts not identified as Material  Contracts shall be referred to as the "NON-MATERIAL  CONTRACTS".in  which case any such Non-Material  Contracts will be identified as such on SCHEDULE 2.2(c).  Notwithstanding  anything to the contrary  in this  Agreement,  if any  consents  to  assignment  relating to the
Non-Material  Contracts have not been obtained at or prior to the Closing,  this
Agreement  will not  constitute  an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach of the Non-Material
Contract or result in the loss or diminution thereof; PROVIDED, HOWEVER, that in each such  case,  Seller  shall take  commercially  reasonable  steps  after the
Closing to obtain the consent of such other party to the  Non-Material  Contract to the assignment of such Non-Material Contract to the Buyer. If such consent is not  obtained,  Seller  shall  cooperate  with the Buyer to the  extent  legally permissible and feasible in any reasonable  arrangement  designed to provide for
Buyer the benefits of any Non-Material Contract,  including, without limitation, the enforcement, for the account and benefit of the Buyer, of any and all rights of Seller against any other person with respect to a Non-Material Contract.

                                   ARTICLE II
            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS

         Seller and Stockholders  represent and warrant,  jointly and severally, to Buyer as follows:

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         SECTION 2.1       ORGANIZATION AND GOOD STANDING.

                  (a) Seller is a corporation duly organized,  validly existing, and in good  standing  under  the  laws of the  State  of  Delaware,  with  full corporate  power  and  authority  to  conduct  its  business  as it is now being conducted,  to own or use its  properties  and  assets,  and to perform  all its obligations  under its  contracts.  Seller is duly qualified to do business as a foreign  corporation  and is in good  standing  under the laws of each  state or other jurisdiction set forth in SCHEDULE 2.1.

                  (b)  Complete  and  accurate  copies  of  the  certificate  of incorporation and Bylaws of Seller (collectively, the "GOVERNING DOCUMENTS"), as currently in effect, have been delivered to Buyer.

                  (c) Seller does not own and has not entered into any agreement or contract to acquire,  any equity securities or other securities of any person or any direct or indirect equity ownership interest in any other business.

         SECTION 2.2       AUTHORITY; NO CONFLICT.

                  (a) This Agreement  constitutes the legal,  valid, and binding obligation  of Seller  and  Stockholders,  enforceable  against  each of them in accordance  with its  terms.  Upon the  execution  and  delivery  by Seller  and
Stockholders  of  each of the  documents  and  instruments  to be  executed  and delivered  by Seller and  Stockholders  at Closing  pursuant  to SECTION  1.7(a)
(collectively,  the  "SELLER'S  CLOSING  DOCUMENTS"),  each of Seller's  Closing
Documents will constitute the legal,  valid,  and binding  obligation of each of
Seller and  Stockholders  a party thereto,  enforceable  against each of them in accordance with their respective terms. Seller has the right,  power,  authority and  capacity  to execute  and  deliver  this  Agreement  and  Seller's  Closing
Documents  and to perform its  obligations  under this  Agreement  and  Seller's
Closing  Documents,  and such action has been duly  authorized  by all necessary action by Seller's Stockholders.  M. Nicastro and D. Nicastro have all necessary legal capacity to enter into this Agreement and the Seller's  Closing  Documents to which such person is a party and to perform  his  obligations  hereunder  and thereunder.

                  (b) Neither the execution  and delivery of this  Agreement nor the consummation or performance of any of the transactions  contemplated  hereby will (with or without notice or lapse of time):  (i) contravene,  conflict with, or result in a violation of any provision of any of the  Governing  Documents of
Seller,  (ii)  contravene,  conflict with, or result in a violation of any Legal
Requirement  (as  defined  in  SECTION  2.11(a)  below) or Order (as  defined in
SECTION 2.12(b) below) of any court or governmental authority to which Seller or any of the Assets are subject, or (iii) breach any provision of, give any person the right to declare a default or  exercise  any remedy  under,  accelerate  the maturity  or  performance  of or  payment  under,  result  in  the  creation  or imposition  of any  Encumbrance  upon  any  of  the  Assets  under,  or  cancel, terminate,  or modify,  any  material  contract to which Seller is a party or by which Seller or the Assets are bound.

                  (c) Except as set forth in SCHEDULE 2.2(c),  Seller is not and will not be required to give any notice to or obtain any consent from any person

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in  connection  with  the  execution  and  delivery  of  this  Agreement  or the consummation or performance of the transactions  contemplated  hereby (including the assignment of the Seller Contracts hereunder).

         SECTION 2.3 CAPITALIZATION.  The authorized equity of Seller consist of a stockholders  interest held entirely by the parties listed on SCHEDULE 2.3. M.
Nicastro and  D.Nicastro  own one hundred  percent  (100%) of the  stockholder's interests in Seller.

         SECTION 2.4 FINANCIAL  STATEMENTS.  Attached hereto as SCHEDULE 2.4 are the Seller's  unaudited balance sheet as of December 31, 2004,  unaudited profit and loss  statement  for the twelve  months ended  December 31, 2004,  unaudited balance sheet as of September 30, 2005 and unaudited  profit and loss  statement for the 9 months ended  September  30, 2005 (the  "FINANCIAL  STATEMENTS").  The
Financial  Statements fairly present the financial  condition and the results of operations of Seller as at the respective  dates of and for the periods referred to in such  financial  statements,  all in accordance  with  generally  accepted accounting  principals  ("GAAP")  except  as set  forth  on  SCHEDULE  2.4.  The
Financial  Statements  have been prepared  from and are in  accordance  with the books and records of Seller.  Seller  shall  provide to the Buyer,  on or before
Closing,  audited  financial  statements  for the years ended December 31, 2004,
December 31, 2005, and for the stub period  thereafter if the Closing is delayed by the parties,  and such financial  statements  shall be materially  consistent with the previously submitted unaudited financial statements. The aforementioned audited  financial  statements  must  be  in  the  form  and  an  opinion  of an independent  certified public accountant attached to meet the standards required by the Securities and Exchange  Commission and the independent  certified public accountant must provide its consent to the use of the Seller's audited financial statements in the Buyer's 8-K and other registration filings with the Securities and Exchange  Commission.  Further,  the Seller's  independent public accountant shall make all of its work papers and other supporting  documents it utilized in proving its opinion available,  if needed for review by the Buyer's  independent certified public accountant. .

         SECTION 2.5 SUFFICIENCY OF ASSETS. The Assets (a) constitute all of the assets,  tangible and intangible,  necessary to conduct Seller's business in the manner  presently  operated by Seller,  and (b)  constitute all of the operating assets of Seller.

         SECTION 2.6 REAL PROPERTY LEASES. SCHEDULE 2.6 sets forth all leases of real  property  to which the  Seller is a party  (the  "LEASES").  Complete  and accurate  copies of the Leases,  as amended or modified,  have been delivered to
Buyer. The Leases are in full force and effect, are binding and enforceable each of the parties thereto in accordance with their  respective  terms, and have not been  amended or modified  since the date of delivery to the Buyer.  No party to any Lease has sent written  notice to the other  claiming  that such party is in default  thereunder,  which  alleged  default  remains  uncured.  Seller  enjoys peaceful and undisturbed possession of all such real property.

         SECTION 2.7       PERSONAL PROPERTY.

                  (a) Except as set forth on SCHEDULE  2.7(a),  Seller owns good and transferable  title to all of its Assets (excluding its interest in the real property  described in SCHEDULE 2.6), free and clear of any  Encumbrances  other than Permitted Encumbrances.

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                  (b) SCHEDULE 2.7(b) sets forth all items of Tangible  Personal
Property  with an  initial,  nondepreciated  book  value  in  excess  of  $2,500 purchased  by Seller  within  the last three (3)  years.  Each item of  Tangible
Personal Property listed on Schedule 2.7(b) is in good repair and good operating condition, ordinary wear and tear excepted, and is suitable for immediate use in the ordinary course of business, No item of Tangible Personal Property listed on
Schedule  2.7(b)  is in need of  repair  or  replacement  other  than as part of routine  maintenance in the ordinary course of business.  All Tangible  Personal
Property listed on Schedule 2.7(b) is in the possession of Seller.

         SECTION 2.8 TAXES.  Seller has timely  filed all tax returns  (federal, state or local) required to be filed by it in accordance  with applicable  Legal
Requirements.  All of such tax returns are accurate and complete in all material respects.  Seller has paid or made  provision  for the payment of all taxes that have or may become due for all periods  covered by the tax returns or otherwise, or pursuant to any assessment  received by Seller.  There is no dispute or claim concerning  any taxes of Seller  either  claimed  or raised by any  governmental authority  in writing to Seller.  All taxes that  Seller is or was  required  by
Legal  Requirements  to  withhold,  deduct or collect  have been duly  withheld, deducted and collected and, to the extent required, have been paid to the proper governmental authority when due.

         SECTION 2.9 EMPLOYEES.  SCHEDULE 2.9 sets forth a complete and accurate list, giving name, job title,  current  compensation  paid or payable,  sick and vacation leave that is accrued but unused, and services credited for purposes of vesting and  eligibility  to  participate  under any  Employee  Benefit Plan (as defined below) (in each case, to the extent  applicable),  (a) for each employee of Seller,  including  each  employee on leave of absence or layoff  status (the
"EMPLOYEES"),  (b) for any  independent  contractors  who render  services  on a regular basis to, or are under contract with, Seller. Seller has not experienced any  organized  slowdown,  work  interruption  strike  or work  stoppage  by its employees,  and, to the knowledge of Seller,  and the Stockholders,  there is no strike,  labor dispute or union  organization  activities  pending or threatened affecting  Seller.  None of the  Employees  belongs  to any union or  collective bargaining  unit.  Except as set forth on SCHEDULE 2.9, no Employee of Seller is bound by (a) any employment or similar contract or agreement with Seller that is not  terminable at will, or (b) any contract or agreement that purports to limit or  restrict  the  ability  of such  Employee  to (i)  perform  his duties as an employee  of  Seller,  or (ii)  engage in any  conduct,  activity,  or  practice relating to Seller's business.

         SECTION 2.10  EMPLOYEE  BENEFITS.  SCHEDULE  2.10 sets forth all plans, programs,  or  arrangements  that Seller has maintained,  sponsored,  adopted or obligated itself under with respect to employees' benefits, including pension or retirement  plans,  medical  or  dental  plans,  life  or  long-term  disability insurance, bonus or incentive compensation, stock option or equity participation plans (the "EMPLOYEE BENEFIT PLANS"). Seller has no liability or obligation with respect to any Employee under any Employee Benefit Plan other than normal salary or wage  accruals  and  paid  vacation,  sick  leave  and  holiday  accruals  in accordance  with  Seller's  past  practice and policy.  Seller has performed all obligations  required to be performed  under,  and has  complied  with all Legal
Requirements in connection  with, all such Employee  Benefit Plans and is not in arrears under any of the terms thereof.

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         SECTION  2.11   COMPLIANCE   WITH  LEGAL   REQUIREMENTS,   GOVERNMENTAL
AUTHORIZATIONS.

                  (a)  Seller is, and at all times  since  January 1, 2002,  has been, in compliance in all material  respects with any federal,  state, or local law, ordinance or regulation (including with respect to environmental,  disposal of hazardous  substances,  or public health or safety) (a "LEGAL  REQUIREMENT"), that is or was  applicable  to the operation of its business or the ownership or use of any of its assets.  Except as set forth on SCHEDULE  2.11(a),  Seller has not  received,  at  any  time  since  January  1,  2002,  any  notice  or  other communication  (whether oral or written) from any governmental  authority or any other person regarding any actual or alleged  violation of, or failure to comply with, any Legal Requirement.

                  (b) SCHEDULE  2.11(b) contains a complete and accurate list of each approval,  license or permit (the  "GOVERNMENTAL  AUTHORIZATIONS")  that is held by Seller or that otherwise relates to the Seller's business or the Assets.
The  Governmental   Authorizations   listed  in  SCHEDULE  2.11(b)  collectively
constitute all of the approvals, licenses and permits necessary to permit Seller to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit Seller to own and use its assets in the manner in which it currently  owns and uses such assets.  Seller shall work with the Buyer to deligntly cause new private investigation licenses, if necessary to be issued to the Buyer to permit the Seller to continue its operations after the anticipated transaction contemplated under this Agreement.

         SECTION 2.12 LEGAL PROCEEDINGS, ORDERS.

                  (a)  Except as set  forth in  SCHEDULE  2.12(a),  there are no actions or proceedings  pending by or against Seller or that otherwise relate to or may affect the business of, or any of the assets owned or used by, Seller. To the knowledge of Seller and the  Stockholders,  no such action or proceeding has been threatened, and no event has occurred or circumstance exists that may serve as a basis for the commencement of any such action or proceeding.

                  (b) There are no orders, injunctions, judgments or decrees (an
"ORDER")  outstanding  against Seller or that otherwise  relate to or may affect the business of, or any of the assets owned or used by, Seller.

         SECTION  2.13  INSURANCE.  SCHEDULE  2.13 sets forth (a) a complete and accurate  list of all  insurance  under which any of the assets or properties of
Seller is covered or otherwise  relating to the business of Seller,  and (b) all life insurance  policies  covering the life of any Employee for which Seller has paid any premiums.  Such  policies are in full force and effect,  and Seller has paid all premiums due, and has otherwise performed all of its obligations under, each such policy of insurance.

         SECTION 2.14 CONTRACTS; NO DEFAULTS. SCHEDULE 2.14 contains an accurate and  complete  list of each  Seller  Contract.  Seller  has  delivered  to Buyer accurate and complete copies of each written Seller Contract,  and have provided
Buyer with a true and  accurate  description  of each oral Seller  Contract.  To
Seller's knowledge,  each Seller Contract is valid and binding and in full force and effect. To Seller's knowledge,  Seller and each other person that has or had any obligation or liability  under any Seller Contract is in compliance with all

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material  terms  and  requirements  of each  Seller  Contract,  and no event has occurred or  circumstance  exists that (with or without notice or lapse of time)
may  contravene,  conflict  with, or result in a violation or breach of, or give
Seller or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Seller Contract.

         SECTION  2.15  INTELLECTUAL  PROPERTY.  SCHEDULE  2.15 lists any names, assumed names,  registered or unregistered trade names,  patents,  inventions or discoveries  that may be  patentable,  registered  or  unregistered  trademarks, registered or unregistered service marks, registered or unregistered copyrights, applications for any of the foregoing, computer software, rights in internet web
sites  and  internet   domain   names,   owned,   used  or  licensed  by  Seller
(collectively,  the "INTELLECTUAL  PROPERTY ASSETS"). The documentation relating to (a) such  Intellectual  Property Assets and (b) any trade secrets,  know-how, confidential or proprietary information and customer lists (the items referenced in clause (b), the "PROPRIETARY ASSETS") is current, accurate, and sufficient in detail and content to allow its full and proper use. Seller has taken reasonable
precautions   to  protect  the  secrecy,   confidentiality   and  value  of  the
Intellectual  Property Assets and Proprietary  Assets,  and has the right to use the Intellectual  Property Assets and Proprietary Assets as has been used in the past. The Intellectual Property Assets and Proprietary Assets are not subject to any adverse claim and have not been  challenged or threatened in any way, and to
Seller's knowledge,  does not infringes or conflict with any patent or copyright application  or  registration  or any other  intellectual  property right of any other  person.  The ownership and use of the  Intellectual  Property  Assets and
Proprietary  Assets by Buyer  following  the Closing will not  infringe  upon or conflict with the intellectual property rights of any person.

         SECTION 2.16 RELATIONSHIPS WITH RELATED PERSONS. Except as set forth in
SCHEDULE  2.16,  no Partner or any  Related  Person  (as  defined  below) of the
Partner has any interest in any property (whether real,  personal,  or mixed and whether tangible or intangible),  used in or pertaining to Seller's business. To the  knowledge  of the Seller,  no Partner or any Related  Person of any Partner
owns an equity interest or any other  financial  interest in any person that has
(a) had business  dealings or a material  financial  interest in any transaction with Seller other than business  dealings or transactions  disclosed in SCHEDULE
2.16,  each of which has been  conducted in the  ordinary  course of business at substantially  prevailing  market prices and on substantially  prevailing market terms,  or (b) engaged in  competition  with Seller with respect to the Seller's business.  Except as set forth on  SCHEDULE  2.16,  the Seller is not  indebted, directly or indirectly,  to any person who is an officer, director or Partner of the Seller or any  Affiliate  of any such  person in any  amount  other than for salaries for services rendered or reimbursable  business  expenses,  and no such officer,  director,  Partner or Affiliate is indebted to the Seller,  except for advances  made to employees of the Seller in the ordinary  course of business to meet reimbursable  business expenses  anticipated to be incurred by such person.
For the purposes of this SECTION 2.16,  "RELATED PERSON" means,  with respect to any  individual:  (i) an  individual's  spouse,  siblings,  siblings'  children, children, grandchildren or parents; or (ii) a trust, corporation, partnership or other entity, the beneficiaries,  stockholders,  partners, or owners, or persons holding a controlling  interest of which consist of such individuals referred to in the immediately preceding clause (i).

         SECTION  2.17  NO  UNDISCLOSED  LIABILITIES.  Seller  has  no  material liabilities or obligations  except for  liabilities or obligations  reflected or

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reserved  against in the  unaudited  balance sheet as of September 30, 2005 (the
"INTERIM BALANCE SHEET") and current liabilities incurred in the ordinary course of business of Seller since September 30, 2005.

         SECTION  2.18 NO  MATERIAL  ADVERSE  CHANGE.  Between  the date of this
Agreement  and the  Closing  Date (a)  there has not been any  material  adverse change in the business, properties,  prospects, assets, results of operations or condition  (financial  or  otherwise)  of Seller,  and no event has  occurred or circumstance exists that may result in such a material adverse change; (b) there has not been any sale,  lease, or other  disposition of any asset or property of
Seller other than in the ordinary course of business,  or any Encumbrance on any asset or property of Seller;  and (c) Seller has  conducted its business only in the ordinary course of business so as to preserve its business  intact,  to keep available to its business  the services of Seller's  employees,  and to preserve its business  and the goodwill of its  suppliers,  customers  and others  having business relations with it.

         SECTION  2.19  BROKERS  OR  FINDERS.  Neither  Seller  nor  any  of its
officers,  directors,   employees  or  agents  has  incurred  any  liability  or
obligation  for  brokerage  or  finders'  fees or agents'  commissions  or other similar  payment in connection  with the sale of the Assets or the  transactions contemplated hereby.

         SECTION 2.20 INTENTIONALY LEFT BLANK .

         SECTION 2.21 CUSTOMERS AND SUPPLIERS.  Since September 30, 2005,  there has been no  adverse  change in the  business  relationship  of Seller  with any material  customer  or  supplier.  Seller has not  received  any notice that any material  customer or supplier has any  intention  to  terminate  or  materially reduce  purchases from or supplies to Seller on account of the  consummation  of the transactions contemplated hereby or otherwise.

         SECTION  2.22  BOOKS  AND  RECORDS.  The  books of  account  and  other financial  records of Seller are complete  and correct in all material  respects and have been  maintained in  accordance  with sound  business  practices and in accordance with applicable laws and regulations.

         SECTION  2.23 BANK  ACCOUNTS.  SCHEDULE  2.23  contains a complete  and accurate  list of all bank  accounts  and safe  deposit  boxes in the name of or controlled by the Seller, and the person or persons authorized to act or sign on behalf of the Seller in respect of any of the foregoing.

         SECTION  2.24  PREPAYMENTS  AND  DEPOSITS.  SCHEDULE  2.24 sets forth a complete and accurate list of all  prepayments  or deposits  from  customers for services  to be  performed  after the Closing  Date which have been  received by
Seller as of the date hereof.

         SECTION  2.25  DISCLOSURE.  No  representation  or  warranty  or  other statement  made  by  Seller  or the  Stockholders  in this  Agreement  or in any certificate  to be  delivered  hereunder,  contains  or will  contain any untrue statement of a material  fact or omits,  or will omit,  to state a material fact necessary to make any of them, not misleading. To Seller's knowledge, there does not now exist any event,  condition,  or other  matter,  individually  or in the aggregate,  materially  adversely  affecting  Seller or the  Seller's  business, prospects,  financial condition,  or results of its operations that has not been set forth this Agreement.  The term  "materially" used in this Section and other
Sections of this  Agreement  shall mean an economic  effect of greater then five percent (5%) of the Purchase Price.

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                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         SECTION 3.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of
Nevada, with full corporate power and authority to conduct its business as it is now being conducted.

         SECTION 3.2 AUTHORITY, NO CONFLICT.

                  (a) This Agreement  constitutes the legal,  valid, and binding obligation of Buyer,  enforceable  against it in accordance with its terms. Upon the execution and delivery by Buyer of each of the documents and  instruments to be  executed  and  delivered  by Buyer at Closing  pursuant  to  SECTION  1.7(b)
(collectively,  the "BUYER'S  CLOSING  DOCUMENTS"),  each of the Buyer's Closing
Documents will  constitute the legal,  valid,  and binding  obligation of Buyer, enforceable  against it in  accordance  with its terms.  Buyer has the  absolute right, power and authority to execute and deliver this Agreement and the Buyer's
Closing  Documents and to perform its  obligations  under this Agreement and the
Buyer's  Closing  Documents,  and such  action has been duly  authorized  by all necessary corporate action.

                  (b) Neither the  execution  and delivery of this  Agreement by
Buyer  nor  the   consummation  or  performance  of  any  of  the   transactions
contemplated hereby by Buyer will (with or without notice or lapse of time): (i)
contravene,  conflict  with or result in a violation of any provision of Buyer's certificate of incorporation or bylaws; (ii) contravene, conflict with or result in a violation of any Legal  Requirement  or Order of any court or  governmental authority to which Buyer or its assets are subject,  or (iii)  conflict  with or result in the breach or termination of any term or provision of, or constitute a default under,  or cause any  acceleration  under,  or cause the creation of any
Encumbrance  upon the  properties  or  assets  of the  Buyer  pursuant  to,  any indenture, mortgage, deed of trust or other agreement or instrument to which the
Buyer is a party or by which  the  Buyer or any of its  properties  is or may be bound.

         SECTION 3.3 CONSENTS AND APPROVALS.  SCHEDULE 3.3 sets forth a complete and  accurate  list of all  consents  and  approvals  of third  parties that are required in connection with the  consummation  by the Buyer of the  transactions contemplated by this Agreement,  all of which consents and approvals either have been obtained or will be obtained prior to the Closing Date.

         SECTION   3.4   REGULATORY   APPROVALS.   All   consents,    approvals,
authorizations or other  requirements  prescribed by any law, rule or regulation that must be obtained or satisfied by the Buyer and that are  necessary  for the consummation  of the  transactions  contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

         SECTION  3.5  BROKERS OR  FINDERS.  Buyer will be  responsible  for any brokers it has utilized for this transaction.

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         SECTION  3.6  Buyer,  to best of its  knowledge,  has  filed  true  and complete copies of all reports,  registration  statements,  proxy statements and other  definitive  filings with the  Securities  and Exchange  Commission  since
January 1, 2004 (such reports,  registration  statements,  proxy  statements and other definitive filings, as amended, are sometimes  collectively referred to as the "SEC  Filings").  To the  Buyer  knowledge,  the SEC  Filings  comply in all material respects with the Securities Act of 1933, as amended and the Securities and  Exchange  Act of 1934,  as amended  (the  "Exchange  Act"),  and to Buyer's knowledge  did not as of the dates  thereof  contain any untrue  statement  of a material fact or omit to state any material fact  necessary in order to make the statements contained therein not misleading.

                                   ARTICLE IV.
                      COVENANTS OF SELLER PRIOR TO CLOSING

         SECTION  4.1  ACCESS  AND  INVESTIGATION.  Between  the  date  of  this
Agreement and the Closing Date, and upon reasonable advance notice received from
Buyer,  Seller shall (a) afford Buyer and its  Representatives  and  prospective lenders and their  Representatives  (collectively,  the "BUYER  GROUP") full and free access,  during normal  business hours,  to Seller's  management  personnel offices,  properties offices, and books and records, such rights of access to be exercised in a manner that does not  unreasonably  interfere with the operations of  Seller,  (b)  furnish  the Buyer  Group with  copies of all such  Contracts,
Governmental Authorizations, books and records, and other existing data as Buyer may  reasonably  request,  (c)  furnish  the Buyer  Group  with such  additional financial,  operating,  and other  relevant  data and  information  as Buyer may reasonably  request,  and (d)  otherwise  cooperate  and  assist,  to the extent reasonably  requested by Buyer,  with Buyer's  investigation  of the properties, assets and financial condition related to Seller.

         SECTION 4.2  OPERATION OF THE  BUSINESS OF SELLER.  Between the date of this Agreement and the Closing Date, Seller shall:

                  (a)  conduct the  business of the Seller only in the  Ordinary
Course of Business (as defined below);

                  (b) use its commercially reasonable efforts to preserve intact the current business  organization of the Seller, keep available the services of the  Seller's  officers,  employees,  and  agents,  and  maintain  the  Seller's relations  and  good  will  with  suppliers,  customers,  landlords,  creditors, employees, agents, and others having business relationships with it;

                  (c)  confer  with  Buyer  prior  to  implementing  operational decisions of a material nature; and

                  (d) otherwise  report  periodically  to Buyer  concerning  the status of the business, operations, and finances of the Seller.

         "ORDINARY  COURSE OF BUSINESS"  means an action that is  consistent  in nature and scope with Seller's past  practices,  taken in the ordinary course of the normal  day-to-day  operations of Seller and that does not require  specific authorization by the Board of Directors of Seller.

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         SECTION  4.3  NEGATIVE  COVENANT.  Except  in the  Ordinary  Course  of
Business or as otherwise  expressly  permitted herein,  between the date of this
Agreement  and the Closing  Date,  Seller shall not,  without the prior  written
Consent of Buyer:

                  (a)  pay  or  increase   any  bonuses,   salaries,   or  other
compensation to any shareholder, director, officer or employee or entry into any severance or similar contract with any director, officer, or employee;

                  (b) adopt,  amend or  increase  the  payments  to or  benefits under, any Employee Benefit Plan with respect to the Employees;

                  (c) mortgage,  pledge,  or impose any Encumbrance on any Asset of the Seller;

                  (d)  modify  any  material  Seller  Contract  or  Governmental
Authorization;

                  (e)  cancel  or waive any  claims  or  rights  with a value to
Seller in excess of $10,000; or

                  (f)  agree,  whether  orally or in  writing,  to do any of the foregoing.

         SECTION 4.4.  NOTIFICATION.  Between the date of this Agreement and the
Closing Date,  Seller shall promptly notify Buyer in writing if it becomes aware of (a) any fact or  condition  that  causes  or  constitutes  a breach of any of
Seller's  representations  and warranties made as of the date of this Agreement, or (b) the occurrence  after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly  contemplated by this
Agreement)  cause  any such  representation  or  warranty  to be  inaccurate  or incomplete in any material  respect,  had that  representation  or warranty been made as of the time of the occurrence of, or Seller's discovery of, such fact or condition.  Should  any  such  fact  or  condition  require  any  change  to the
Schedules,  Seller shall promptly deliver to Buyer a supplement to the Schedules specifying such change.

         SECTION  4.5 NO  NEGOTIATION.  Until  such  time as this  Agreement  is terminated  pursuant to SECTION 9.1,  Seller  shall not  directly or  indirectly solicit,  initiate,  encourage or  entertain  any  inquiries or proposals  from, discuss or negotiate  with,  provide any non-public  information to, or consider the merits of any  inquiries or proposals  from,  any person  (other than Buyer)
relating to any business combination transaction involving Seller, including the sale by the  Stockholders  of Seller's  stock,  the merger or  consolidation  of
Seller,  or the sale of the  Business  or any of the Assets  (other  than in the
Ordinary  Course of Business).  Seller shall  promptly  notify Buyer of any such inquiry or proposal.

         SECTION 4.6 BEST EFFORTS.  Seller and the Stockholders  shall use their best  efforts  to cause the  conditions  in  Article  VI and  Article  VII to be satisfied.

         SECTION  4.7  PAYMENT OF  LIABILITIES.  Seller  shall pay or  otherwise satisfy  in  the  Ordinary  Course  of  Business  all  of  its  liabilities  and obligations.  Buyer and Seller  hereby waive  compliance  with the bulk transfer provisions  of the Uniform  Commercial  Code (or any similar  law) ("BULK  SALES
LAWS") in connection with the contemplated transactions.

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Execution Document

                                    ARTICLE V
                       COVENANTS OF BUYER PRIOR TO CLOSING

         SECTION 5.1 REQUIRED  APPROVALS.  As promptly as practicable  after the date of this  Agreement,  Buyer  shall  obtain all  consents  and  approvals  as identified  in SCHEDULE  3.3.  Buyer also shall fully  cooperate  with Seller in obtaining all consents identified in SCHEDULE 2.2(c).

         SECTION 5.2 BEST EFFORTS. Buyer shall use its best efforts to cause the conditions in Article VI and Article VII to be satisfied.

                                   ARTICLE VI
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction,  at or prior to the Closing,  of each of the following  conditions (any of which may be waived by Buyer, in whole or in part):

         SECTION  6.1  ACCURACY  OF  REPRESENTATIONS.  The  representations  and warranties of Seller and the Stockholders in this Agreement shall be accurate in all  material  respects as of the Closing  Date as if made on the Closing  Date, except for any changes consented to in writing by Buyer.

         SECTION 6.2 SELLER'S PERFORMANCE.  All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this  Agreement at or prior to the Closing  shall have been duly  performed and complied with in all material respects.

         SECTION 6.3  CONSENTS.  Each of the consents  identified in EXHIBIT 6.3
(the "MATERIAL  CONSENTS") must have been obtained and must be in full force and effect.

         SECTION  6.4  AVAILABILITY  OF  FINANCING.  Buyer  shall have  received financing in an amount  sufficient to consummate the  transactions  contemplated under this Agreement.

         SECTION 6.5 ADDITIONAL DOCUMENTS. Seller must have caused the documents and  instruments  required by SECTION  1.7(a) and the following  documents to be delivered (or tendered subject only to Closing) to Buyer:

                  (a)  releases of all  Encumbrances  on the Assets,  other than
Permitted Encumbrances;

                  (b)  certificates  dated  as of a  recent  date  prior  to the
Closing as to the good  standing of Seller and payment of all  applicable  state taxes by Seller,  from the appropriate  officials of the State of Texas and each jurisdiction  in which  Seller is  licensed  or  qualified  to do  business as a foreign corporation as specified in SCHEDULE 2.l; and

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                  (c) such other  documents as Buyer may reasonably  request for the purpose of (i) evidencing the  satisfaction of any condition  referred to in this Article VI, or (ii) otherwise  facilitating the consummation or performance of any of the Contemplated  Transactions,  including the subordination agreement as may be required by the Buyer's lending institution.

         SECTION 6.6 NO PROCEEDINGS. Since the date of this Agreement, there has not been  commenced  or  threatened  proceeding  or  action  (a)  involving  any challenge to, or seeking damages or other relief in connection  with, any of the contemplated transactions, or (b) that may have the effect of preventing, making illegal,  imposing limitations or conditions on, or otherwise interfering,  with any of the contemplated transactions.

         SECTION 6.7 GOVERNMENTAL AUTHORIZATIONS.  Buyer must have received such
Governmental  Authorizations  as are  necessary  or  desirable to allow Buyer to operate the Assets from and after the Closing.

                                   ARTICLE VII
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         Seller's  obligation  to sell the Assets and to take the other  actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing,  of each of the following  conditions (any of which may be waived by Seller, in whole or in part):

         SECTION 7.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         SECTION 7.2 BUYER'S  PERFORMANCE.  All of the covenants and obligations that Buyer is required to perform or to comply with  pursuant to this  Agreement at or prior to the Closing must have been  performed  and  complied  with in all material respects.

         SECTION 7.3  CONSENTS.  Each of the Consents  identified in EXHIBIT 6.3 must have been obtained and must be in full force and effect.

         SECTION 7.4 ADDITIONAL DOCUMENTS.  Buyer must have caused the documents and  instruments  required by SECTION  1.7(b) and the following  documents to be delivered (or tendered subject only to Closing) to Seller and Stockholder:

                  (a) an opinion of the Law Offices of Morton S. Taubman,  dated the Closing Date, in a form customary for similar transactions; and

                  (b) such other documents as Seller may reasonably  request for the purpose of evidencing the satisfaction of any condition  referred to in this
Article VII.

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Execution Document

         SECTION  7.5 NO  INJUNCTION.  There  must not be in  effect  any  Legal
Requirement or any injunction or other Order that (a) prohibits the consummation of the  Contemplated  Transactions,  and (b) has been adopted or issued,  or has otherwise become effective, since the date of this Agreement.

                                  ARTICLE VIII
                              ADDITIONAL COVENANTS

         SECTION 8.1 EMPLOYEES AND EMPLOYEE BENEFITS.

                  (a)  Effective  immediately  before the Closing  Date,  Seller shall  terminate  the  employment  of  all  of  its  Employees  (the  "AVAILABLE
EMPLOYEES")  and shall release such  Available  Employees from the provisions of any restrictive covenants and/or agreements with Seller with respect to Buyer so as to enable Buyer to employ such  individuals.  Buyer shall offer employment to all of the Available Employees following the Closing at the same base salary and incentive bonus  arrangements,  and comparable  group health insurance and other benefits, as each such Available Employee has with Seller.

                  (b)  It is  understood  and  agreed  that  (i)  any  offer  of employment  made by  Buyer  as  referenced  in  SECTION  8.1(a)  above  will not constitute any commitment,  contract or understanding  (expressed or implied) of any  obligation  on  the  part  of  Buyer  to  a  post-Closing  Date  employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment;
and (ii) employment offered by Buyer is "at will" and may be terminated by Buyer or by an employee at anytime for any reason (subject to any written  commitments to the contrary made by Buyer).

                  (c)  Seller  will be  responsible  for (i) the  payment of all wages and other remuneration due to its Employees with respect to their services as employees of Seller  through the close of business on the Closing  Date;  and
(ii) the payment of any  termination or severance  payments and the provision of health plan  continuation  coverage in accordance  with the  requirements of the
Consolidated  Omnibus Budget  Reconciliation Act of 1985 (COBRA), as amended, or any other  legal  requirement.  Seller  will be liable  for any  claims  made or incurred by the Employees  and their  beneficiaries  under the Employee  Benefit
Plans, and Buyer will not have any responsibility,  liability or obligation,  to the Employees or to any other person with respect to any Employee Benefit Plan.

         SECTION 8.2 PAYMENT OF TAXES  RESULTING  FROM SALE OF ASSETS BY SELLER.
Seller shall pay in a timely manner all taxes (other than income taxes)  imposed on it  resulting  from or  payable  in  connection  with the sale of the  Assets pursuant to this Agreement.

         SECTION  8.3  PAYMENT OF OTHER  RETAINED  LIABILITIES.  In  addition to payment of taxes  pursuant to SECTION 8.2,  Seller  shall pay, or make  adequate provision for the payment,  in full of all of the Retained  Liabilities.  If any such  Retained  Liabilities  are  not so  paid  or  provided  for,  or if  Buyer reasonably  determines that failure to make any payments will impair Buyer's use or enjoyment  of the Assets or conduct of the business of the Seller  previously conducted  using the Assets,  Buyer may at any time after the Closing Date elect

                                      -19-

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to make all such payments directly and offset such amount from Promissory Note 1 and/or  Promissory  Note 2 (but shall have no  obligation  to do so) and will be promptly reimbursed therefor by Seller.

         SECTION 8.4       COVENANT NOT TO COMPETE.

                  (a) In  consideration  of and conditioned upon the payments of the  Purchase  Price  to be  received  under  this  Agreement,  Seller  and  the
Stockholders agree that, for a period of three (3) years after the Closing Date, they shall not directly or indirectly, do any of the following:

                           (i) engage in, or invest in,  own,  manage,  operate,
finance,  control,  be employed by,  associated with or in any manner  connected with,  or render  services  or advice or other aid to, any person  engaged in or planning  to  become  engaged  in,  or any  other  business  whose  products  or activities  compete  in whole or in part with,  the  business  of Buyer,  or any business  carried  on  by  Buyer  utilizing  the  Assets,  anywhere  within  the continental United States;

                           (ii)  induce or  attempt to induce  any  employee  of
Buyer to leave the employ of Buyer,  in any way interfere with the  relationship between  Buyer and any  employee of Buyer,  or  solicit,  offer  employment  to, otherwise  attempt  to  hire,  employ,  or  otherwise  engage  as  an  employee, independent contractor, or otherwise, any such employee; or

                           (iii) induce or attempt to induce any person that was
a customer,  client or business relation of Buyer at any time during the one (1)
year period  preceding the Closing Date to cease doing  business with Buyer,  in any way interfere  with the  relationship  between Buyer and any such  customer, client or  business  relation,  or solicit the  business  of any such  customer, client or business relation.

                  (d) Seller  acknowledges that all of the foregoing  provisions are reasonable and are necessary to protect and preserve the value of the Assets and to prevent any unfair  advantage  being  conferred on Seller.  If any of the covenants set forth in this SECTION 8.4 are held to be unreasonable,  arbitrary, or against public policy,  the restrictive  time period herein will be deemed to be the  longest  period  permissible  by law  under  the  circumstances  and the restrictive  geographical  area herein  will be deemed to  comprise  the largest territory permissible by law under the circumstances.

         SECTION  8.5  CUSTOMER  AND  OTHER  BUSINESS  RELATIONSHIPS.  After the
Closing,  Seller  shall  cooperate  with Buyer in its  efforts to  continue  and maintain  for the  benefit  of Buyer  those  business  relationships  of  Seller existing  prior to the  Closing and  relating to the  business to be operated by
Buyer  after the  Closing,  including  relationships  with  lessors,  employees, regulatory authorities,  licensors,  customers, suppliers and others, and Seller will satisfy the Retained  Liabilities  in a manner which is not  detrimental to any of such relationships.  Seller will refer to Buyer all inquiries relating to the Business.  Neither  Seller nor any of its officers or employees,  shall take any action  which  would  tend to  diminish  the value of the  Assets  after the
Closing or which  would  interfere  with the  business of Buyer to be engaged in after the Closing.

         SECTION 8.6  RETENTION  AND ACCESS TO RECORDS.  After the Closing Date,
Buyer  shall  retain  for a period of three (3) years  those  records  of Seller delivered to Buyer.  Buyer also shall provide Seller and a representative of the

                                      -20-

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Stockholders  reasonable access thereto,  during normal business hours and on at least three (3) days' prior written notice,  to enable them to prepare financial statements  or tax  returns or deal with tax  audits.  After the  Closing  Date,
Seller shall  provide  Buyer and Buyer's  representatives  reasonable  access to records that are Excluded  Assets,  during normal business hours and on at least three (3) days'  prior  written  notice,  for any  reasonable  business  purpose specified by Buyer in such notice.

         SECTION 8.7 TERMINATION OF SELLER AND STOCKHOLDERS OBLIGATIONS PURSUANT
TO 8.4 AND 8.5 FOR  NON-PAYMENT.  In the event Buyer  defaults in the payment of any  amounts due by reason of  Promissory  Note 1 and/or  Promissory  Note 2 and fails to cure said  default  within  any  applicable  cure  period,  Seller  and
Stockholders  obligations  pursuant to Section 8.4 and 8.5 above shall terminate upon ten (10) days prior written notice to Buyer.

         Section 8.8  Dissolution of Seller.  Prior to closing Seller intends to enter into a plan of complete  liquidation  of Seller to be  completed  not more than twelve  months from the  adoption  of said plan.  Upon  Closing or within a reasonable period of time following Closing,  Seller and Stockholders shall take such steps as are  necessary  to dissolve  Seller.  In event Seller is unable to dissolve  within  sixty (60) days of Closing,  Seller  shall  change its name to avoid confusing names of the parties.

ARTICLE IX
                                   TERMINATION

         SECTION 9.1  TERMINATION  EVENTS.  This  Agreement may be terminated by written  notice  given  prior to or at the  Closing,  subject to SECTION  9.2 as follows:

                  (a) by Buyer or Seller if a material  breach of any  provision of this  Agreement has been committed by the other party and such breach has not been waived by the non-breaching party;

                  (b) by  Buyer  if any  condition  in  Article  VI has not been satisfied as of the date specified for Closing Date; or if  satisfaction of such a  condition  by such date is or becomes  impossible  (other  than  through  the failure of Buyer to comply with its obligations under this Agreement).

                  (c) by Seller,  if any  condition  in Article VII has not been satisfied as of the date specified for Closing Date or if satisfaction of such a condition by such date is or becomes  impossible (other than through the failure of Seller or the  Stockholders  to comply  with  their  obligations  under  this
Agreement) and Seller has not waived such condition on or before such date;

                  (d) by mutual consent of Buyer and Seller; or

                  (e) by Buyer or Seller if the Closing  has not  occurred on or before  April 30, 2006 or such later date as the  parties may agree upon,  or as provided  herein,  unless the party giving notice of  termination is in material breach of this Agreement.

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         SECTION 9.2 EFFECT OF  TERMINATION.  Each party's right of  termination under  SECTION  9.1 is in  addition  to any other  rights it may have under this
Agreement or otherwise,  and the exercise of such right of termination  will not be an election of remedies.  If the Agreement is terminated  pursuant to SECTION
9.1, all obligations of the parties under this Agreement will terminate,  except that the  obligations  of the  parties in this  SECTION  9.2 and  Article X will survive;  PROVIDED,  HOWEVER,  that if this Agreement is terminated because of a breach of this Agreement by the non-terminating  party or because one or more of the conditions to the terminating  party's  obligations  under this Agreement is not satisfied as a result of the party's  failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE X
                                 INDEMNIFICATION

         SECTION 10.1 SURVIVAL. All representations,  warranties, covenants, and
obligations  in  this  Agreement,   the  Schedules   attached  hereto,  and  the
certificates delivered pursuant to SECTION 1.7, will survive the Closing and the
consummation   of  the   transactions   contemplated   hereby.   The   right  to
indemnification,  reimbursement,  or other remedy based on such representations, warranties,  covenants and obligations will not be affected by any investigation conducted  with  respect  to, or any  knowledge  acquired  (or  capable of being acquired)  about,  the accuracy or inaccuracy of or  compliance  with,  any such representation,  warranty,  covenant  or  obligation.  Buyer is not aware of any facts  or  circumstances  that  would  serve as the  basis  for a claim by Buyer against  Seller  or  the  Stockholders  based  upon  a  breach  of  any  of  the representations  and warranties of the Seller and the Stockholders  contained in this  Agreement  or breach by any of  Seller's  covenants  or  agreements  to be performed  by any of them at or prior to  Closing.  Buyer will be deemed to have
waived  in  full  any  breach  of  any  of   Seller's   and  the   Stockholders'
representations  and  warranties  and any such covenants and agreements of which
Buyer has such awareness at the Closing.

         SECTION  10.2  INDEMNIFICATION  AND  REIMBURSEMENT  BY  SELLER  AND THE
STOCKHOLDERS. Seller and the Stockholders,  jointly and severally, (with respect to clause (a)  below),  and Seller  (with  respect to clauses (b) and (c)) shall
indemnify   and  hold  harmless   Buyer,   and  its   directors,   stockholders,
Stockholders, partners, employees, representatives and agents (collectively, the
"BUYER INDEMNIFIED PERSONS"), and shall reimburse the Buyer Indemnified Persons, for any loss,  liability,  claim, damage (excluding incidental and consequential
damages),   or  expense  (including  costs  of  investigation  and  defense  and reasonable  attorneys' fees and expenses) whether or not involving a third-party claim (collectively,  "DAMAGES"),  arising,  directly or indirectly,  from or in connection with:

                  (a) any  breach  of any  representation  or  warranty  made by
Seller or the  Stockholders in this  Agreement,  or the  certificates  delivered pursuant to SECTION 1.7;

                  (b) any breach of any covenant or obligation of Seller in this
Agreement; and

                  (c) any Retained Liabilities.

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         SECTION 10.3  INDEMNIFICATION  AND REIMBURSEMENT BY BUYER.  Buyer shall indemnify and hold harmless  Seller and its directors,  Stockholders,  partners, employees,  representatives  and agents  (collectively,  the "SELLER INDEMNIFIED
PERSONS")  and shall  reimburse the Seller  Indemnified  Persons for any Damages arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document  delivered by Buyer pursuant to this Agreement;

                  (b) any breach of any covenant or  obligation of Buyer in this
Agreement or in any other  document,  writing or  instrument  delivered by Buyer pursuant to this Agreement; and

                  (c) the Assumed Liabilities.

         SECTION 10.4      LIMITATIONS ON AMOUNT - SELLER AND STOCKHOLDERS

                  (a)  Seller and  Stockholders  shall  have no  liability  (for indemnification  or  otherwise)  with  respect to claims  under  SECTION 10.2(a)
until the total amount of Damages with respect to such matters exceeds  $25,000, and then only for the amount by which such Damages exceed $25,000.

         SECTION 10.5      TIME LIMITATIONS.

                  (a) Seller and the Stockholders  will have no  indemnification liability for the breach of any  representation or warranty set forth in Article
II,  unless on or before the  second  anniversary  of the  Closing  Date,  Buyer notifies Seller or the  Stockholders of a claim  specifying the factual basis of that claim in  reasonable  detail to the extent  then known by Buyer;  PROVIDED,
HOWEVER,  that any claim  with  respect  to Section  2.8  taxes,  2.10  employee benefits or 2.11  environmental  matters may be made at any time, subject to the applicable period of statute of limitations.

                  (b)  Buyer  will  have no  indemnification  liability  for the breach of any  representation or warranty set forth in Article III, unless on or before the second  anniversary of the Closing Date,  Seller  notifies Buyer of a claim  specifying  the factual basis of that claim in  reasonable  detail to the extent then known by Seller.

         SECTION 10.6 PROCEDURE FOR  INDEMNIFICATION  - THIRD PARTY CLAIMS.  If,
after the Closing Date, either a Buyer Indemnified  Person or Seller Indemnified
Person,  as  the  case  may  be  (the  "INDEMNITEE"),  receives  notice  of  any third-party  claim or alleged  third-party  claim asserting the existence of any matter of a nature as to which the  Indemnitee  is  entitled  to be  indemnified under  this  Agreement,  the  Indemnitee  shall  promptly  notify  Seller or the
Stockholders,  or Buyer, as the case may be (the "INDEMNITOR"),  in writing with respect  thereto,  but the failure to notify the Indemnitor will not relieve the
Indemnitor of any  liability  that it may have to an  Indemnitee,  except to the extent that the Indemnitor demonstrates that the defense of such action has been prejudiced by the Indemnitee's  failure to give such notice. The Indemnitor will have  the  right  to  defend  against  any  such  claim  provided  (a)  that the
Indemnitor,  within ten (10) days after the giving of such notice by Indemnitee, notifies Indemnitee in writing that (i) Indemnitor disputes such claim and gives reasons therefor, and (ii) Indemnitor will, at its own cost and expense,  defend

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the same, and (b) such defense is instituted and continuously maintained in good faith by Indemnitor.  Indemnitee may, if it so elects, designate its own counsel to  participate  with the counsel  selected by Indemnitor in the conduct of such defense.  Indemnitor  will not  permit  any lien or  execution  to attach to the assets of Indemnitee as a result of such claim, and the Indemnitor shall provide such bonds or  deposits  as are  necessary  to prevent  the same.  In any event,
Indemnitor will keep Indemnitee  fully advised as to the status of such defense.
If  Indemnitor  is given  notice  of a claim as  aforesaid  and  fails to notify
Indemnitee  of its  election  to defend  such claim  within the time  prescribed herein,  or after  having  elected to defend such claim fails to  institute  and maintain such defense as prescribed  herein,  or if such defense is unsuccessful then, in any such event,  the  Indemnitor  shall fully satisfy and discharge the claim  within  ten  (10)  days  after  notice  from  the  Indemnitee  requesting
Indemnitor  to do so. If the  Indemnitor  assumes  the  defense of any action or proceeding (y) no compromise or settlement of such claims may be effected by the
Indemnitor  without the  Indemnitee's  consent unless (A) there is no finding or admission of any  violation  of any legal  requirement  or any  violation of the rights of any person and no effect on any other  claims that may be made against the Indemnitee,  and (B) the sole relief  provided is monetary  damages that are paid in full by the  Indemnitor;  and (z) the Indemnitee  will have no liability with respect to any compromise or settlement of such claims effected without its consent.

         SECTION 10.7 PROCEDURE FOR  INDEMNIFICATION - OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         SECTION 11.1 EXPENSES.  Except as otherwise  expressly provided in this
Agreement,  each  party to this  Agreement  shall bear its  respective  expenses incurred in connection with the preparation,  execution, and performance of this
Agreement  and the  transactions  contemplated  hereby,  including  all fees and expenses of its representatives.

         SECTION  11.2  NOTICES.  All  notices,  consents,  waivers,  and  other communications  under this  Agreement  must be in writing  and will be deemed to have been duly given when (a)  delivered by hand (with written  confirmation  of receipt),  (b)  sent by  facsimile  with  confirmation  of  transmission  by the transmitting  equipment,  (c)  received by the  addressee,  if sent by certified mail,  return  receipt  requested,  (d) sent by email;  or (e)  received  by the addressee,  if sent by a nationally  recognized  overnight delivery service,  in each case to the appropriate  addresses or facsimile numbers set forth below (or to such other addresses or facsimile  numbers as a party may designate by notice to the other parties):

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          Buyer:                    GlobalOptions Group, Inc.
                                    75 Rockefeller Plaza, 27th Floor
                                    New York, NY  10019
                                    Attn:  Jeff Nyweide
                                    Fax:  212-445-0054
                                    Email:  jnyweide@globaloptions.com

          with a copy to:           Morton S. Taubman, Esq.
                                    1201 15th Street, N.W., Second Floor
                                    Washington, D.C. 20005
                                    Fax:  202-659-2679
                                    Email: mtaubman@isiwdc.com

          Seller:                   Secure Source, Inc.
                                    710 South Kimball Avenue
                                     Southlake, Texas, 76902
                                    Attn: David Nicastro
                                    Fax:
         `                          Email:

          with a copy to:           Wayne Paul Frank
                                    1017 William D. Tate, Suite 110
                                    Grapevine, Texas 76051
                                    Fax:  817-906-2043
                                    E-mail: WPFAtty@aol.com

         SECTION 11.3 JURISDICTION. The parties agree that the state and federal courts located in Texas.  will be the sole venue and will have sole jurisdiction for the resolution of all disputes arising  hereunder.  Process in any action or proceeding  referred  to in the  preceding  sentence  may be served on any party anywhere in the world.

         SECTION  11.4  WAIVER.  No  failure  to  exercise,   and  no  delay  in
exercising,  on the part of either party,  any right hereunder will operate as a waiver thereof,  nor will any single or partial  exercise of any right hereunder preclude further exercise of any other right hereunder.

         SECTION  11.5  ENTIRE  AGREEMENT  AND  MODIFICATION.   This  Agreement,
together  between  Seller  and  Buyer  and the  Schedules,  Exhibits  and  other documents  delivered  pursuant to this  Agreement,  constitutes  a complete  and exclusive  statement  of the terms of the  agreement  between the  parties  with respect to its  subject  matter and  supersedes  all prior  agreements,  whether written or oral,  between the parties with respect to its subject  matter.  This
Agreement may not be amended except by a written  agreement  signed on behalf of each of the parties hereto.

         SECTION 11.6  ASSIGNMENTS,  SUCCESSORS,  AND NO THIRD-PARTY  RIGHTS. No
party may assign any of its rights or delegate any of its obligations under this
Agreement  without the prior written  consent of the other parties,  except that
Buyer may assign any of its rights and  delegate  any of its  obligations  under this  Agreement (i) to any affiliate of Buyer,  and (ii) in connection  with the sale of all or substantially  all of the assets of Buyer,  provided that no such

                                      -25-

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assignment  or  delegation  will  relieve  Buyer  from  any of  its  obligations hereunder.  Subject to the preceding sentence,  this Agreement will apply to, be binding in all respects  upon,  and inure to the benefit of the  successors  and permitted assigns of the parties. Nothing in this Agreement will be construed to give any person other than the parties to this  Agreement any legal or equitable right  under  or  with  respect  to  this  Agreement  or any  provision  of this
Agreement,  except  such  rights  as shall  inure to a  successor  or  permitted assignee pursuant to this SECTION 11.6.

         SECTION 11.7  SEVERABILITY.  If any provision of this Agreement is held invalid  or  unenforceable  by any court of  competent  jurisdiction,  the other provisions of this Agreement  will remain in full force and effect.  The parties agree that if any provision  contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining  provisions of this Agreement valid and enforceable to the fullest extent  permitted by law and, to the extent necessary,  shall  amend or  otherwise  modify  this  Agreement  to replace  any provision  contained herein that is held invalid or  unenforceable  with a valid and enforceable provision giving effect to the intent of the parties.

         SECTION 11.8 SECTION HEADINGS,  CONSTRUCTION.  The headings of Articles and Sections in this  Agreement are provided for  convenience  only and will not affect its  construction or  interpretation.  All Exhibits and Schedules to this
Agreement  are  incorporated  into  and  constitute  an  integral  part  of this
Agreement as if fully set forth herein. All words used in this Agreement will be construed to be of such gender or number as the context  requires.  The language used in the Agreement  shall be construed,  in all cases,  according to its fair meaning,  and not for or against any party hereto. The parties  acknowledge that each party has reviewed  this  Agreement and that rules of  construction  to the effect that any ambiguities  are to be resolved  against the drafting party will not be available in the interpretation of this Agreement.

         SECTION 11.9  GOVERNING  LAW.  This  Agreement  will be governed by and construed  under the laws of the State of Texas  without  regard to conflicts of laws principles that would require the application of any other law.

         SECTION 11.10  COUNTERPARTS.  This  Agreement may be executed in one or more  counterparts,  each of which will be deemed to be an original copy of this
Agreement and all of which,  when taken  together,  will be deemed to constitute one and the same agreement.

         SECTION  11.11  FURTHER   ASSURANCES.   The  parties  shall   cooperate
reasonably  with  each  other  and  with  their  respective  representatives  in connection  with any  steps  required  to be  taken as part of their  respective obligations  under this  Agreement,  and the parties  agree (a) to furnish  upon request to each other such  further  information,  (b) to execute and deliver to each other such other documents,  and (c) to do such other acts and things,  all as the other party may  reasonably  request for the purpose of carrying  out the intent of this Agreement and the transactions contemplated hereby.

         SECTION  11.12  LEGAL  FEES.  In the event that legal  proceedings  are commenced by Buyer against  Seller,  or by Seller against  Buyer,  in connection

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with  this  Agreement  or the  transactions  contemplated  hereby,  the party or parties  that  do not  prevail  in such  proceedings  shall  pay the  reasonable
attorneys'  fees  and  expenses   incurred  by  the  prevailing  party  in  such
proceedings.

                                      -27-

         IN WITNESS  WHEREOF,  the parties  have  executed  this Asset  Purchase
Agreement as of the date first written above.

         BUYER:

                                       GLOBALOPTIONS GROUP, INC.

                                       By: /s/ Harvey W. Schiller
                                           ------------------------------------
                                       Name: Harvey W. Schiller
                                             -----------------------------------
                                       Its: Chairman and CEO
                                            ------------------------------------

         SELLERS

                                       SELLER:

                                       SECURE SOURCE, INC.

                                       By:
                                           -------------------------------------
                                       By: /s/ David W. Nicastro
                                           -------------------------------------
                                           David W. Nicastro, Stockholder

                                       By: /s/ Marian E. Nicastro
                                           -------------------------------------
                                           Marian E. Nicastro, Stockholder

                               EXHIBITS AND ANNEX

ANNEX A:                   Permitted Encumbrances

EXHIBIT 1.3a:              Form of Secured Promissory Note

EXHIBIT 1.3b               Irrevocable Letter of Credit

EXHIBIT 1.3c               Form of Promissory Note 1

EXHIBIT 1.3d               Form of Promissory Note 2

EXHIBIT 1.5:               Purchase Allocation

EXHIBIT 1.7(a)(ii):        Form of Assignment & Assumption for Assets

EXHIBIT 1.7(a)(iii):       Form of Assignment & Assumption for Leases

EXHIBIT 1.7(a)(vi):        Employment Agreements

EXHIBIT 1.7(a)(vii):       Non-competition/Employment Agreements:

EXHIBIT 1.7(a)(xii):       Form of Subordinated Agreement

EXHIBIT 6.3:               Material Consent

                                    SCHEDULES

Schedule 2.1               Good Standing Certificates
Schedule 2.2               Consents
Schedule 2.2(c)            Non-Material Contracts
Schedule 2.3               Membership Interests
Schedule 2.4               Financial Statements
Schedule 2.6               Real Property Leases
Schedule 2.7               Tangible Personal Property
Schedule 2.9               Employees
Schedule 2.10              Employee Benefits
Schedule 2.11              Compliance
Schedule 2.12(a)           Legal Proceedings
Schedule 2.13              Insurance Policies
Schedule 2.14              Seller Contracts
Schedule 2.15              Intellectual Properties
Schedule 2.16              Related Person Transactions
Schedule 2.23              Bank Accounts
Schedule 2.24              Prepayments
Schedule 3.3               Buyer Consents and Approvals